                            GENERAL AGENCY AGREEMENT

                        made this 1st day of January 1993

                                 by and between

                 The Insurance Company(ies) subscribing hereto,
             (collectively hereinafter referred to as the "Company")

                                       and

                         PREFERRED EMPLOYERS GROUP, INC.
                (hereinafter referred to as the "General Agent")

                              W I T N E S S E T H:

     In consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1. APPOINTMENT:

     Subject to the terms and conditions of this Agreement, the General Agent is hereby appointed to solicit, bind, write and administer insurance as expressly set forth in Addendum A to this Agreement. The General Agent hereby accepts such appointment, and agrees to perform faithfully the duties thereof to the best of its knowledge, skill and judgment. Nothing herein shall be construed as permitting the General Agent to bind or obligate the Company or subject the Company to any liability unless specifically authorized by this Agreement or otherwise in writing by the Company.

2. TERMS OF THE AGREEMENT:

     The word "Agreement" herein shall be understood to include any and all Addenda attached in accordance with the terms and conditions herein specified.

3. TERRITORY:

     The territory within which the General Agent shall operate is described in Addendum A. Such territory is not assigned exclusively to the General Agent.

4. RELATIONSHIP:

     Nothing herein contained shall be construed to create the relation of employer and employee between the General Agent and the Company or between the Company and any of the General Agent's employees or representatives. It is the express intent of the parties hereto that the General Agent is not an employee of the Company for any purpose, but is an independent contractor for all purposes and in all situations. The General Agent shall not represent that he is an employee of the Company, nor shall he in any manner hold himself out to be an employee of the Company.

     The General Agent shall be free to exercise independent judgment as to the time, place and manner of soliciting insurance and servicing policy-holders; however, the General Agent shall perform its duties at all times in accordance with this Agreement.

5. AUTHORITY OF THE GENERAL AGENT:

     The General Agent shall have no power or authority other than as granted and set forth herein and no other or greater power shall be implied from the grant or denial of powers specifically mentioned herein. The General Agent shall have no power or authority on lines of business other than those set forth in the attached Addendum A.

6. ADMINISTRATIVE SERVICES OF THE GENERAL AGENT:

     The General Agent shall perform the following administrative services on behalf of the Company:

     A. Assist Company to develop underwriting and Producer Guidelines and modifications thereof for the underwriting program, to be approved by the Company in writing prior to use, which use shall include advertising, program implementation, and binding insurance coverage.

     B.   Process applications for insurance.

     C.   Collect and account for premiums.

     D. Unless otherwise directed by the Company in writing, rate, quote and issue policies of insurance, and certificates of insurance consistent with Company's rate, rule and form filings made or adopted in writing by Company, and the authority granted herein, as well as to provide policy information services for insureds.

     E. Cooperate in the preparing and submitting of information for rate and form filings to the Company for filing with the insurance supervisory authorities. The General Agent shall have no authority to make modifications in underwriting or binding coverage not already approved by Company in an Addendum, Underwriting Guideline or related manual without prior written approval of Company.

     F. Develop and maintain proper underwriting files on behalf of Company which become the property of Company, except as to the ownership of expirations which are the property of the General Agent if the General Agent has paid all monies owed to Company and if the General Agent has performed faithfully all duties set forth in this Agreement.

     G. Use its best efforts and act in good faith to achieve an underwriting profit on all business placed with company.

     H. Provide the Company with proper and timely cancellation or non-renewal notices to policyholders, certificate holders and regulatory bodies as required by the policy, any statute or regulation, any regulatory order or by the Company, so that the Company may process such cancellations and non-renewals as required by applicable law.

     I. Remit premiums received net of the compensation due to General Agent, according to the provisions of the Paragraph entitled "Premiums", below.

     In addition, the General Agent hereby guarantees the payment of all premiums due the Company and does hereby forever waive presentment, demand, protest, notice of protest and notice of nonpayment or dishonor of any instrument used to pay premium to the Company.

     If premium is not paid in full the General Agent agrees to pay all costs and expenses of collection including reasonable attorney's fees.

7. LIMITATION OF AUTHORITY:

     In addition to any other limitations expressed or implied in this Agreement, any exhibits or addendum hereto or any Underwriting Guideline, bulletin or instruction which may be issued from time to time by the Company to General Agent, the General Agent has no authority to:

     A. Make, accept or endorse notes or otherwise incur any liability which is not incurred in the ordinary course of business of the General Agent on behalf of the Company, pursuant to the terms and conditions of this Agreement.

     B. Waive a forfeiture or issue a guaranty, other than as permitted expressly in writing by the Company.

     C. Extend the time for the payment of premiums or other monies due the Company, or accept payments other than cash or cash equivalents on behalf of the Company.

     D. Institute, prosecute, defend or maintain any legal proceedings in connection with any matter pertaining to the Company's business, without prior written approval of the Company, unless such proceedings are related solely to the General Agent.

     E. Directly or indirectly solicit, sell, offer, bind, issue, or deliver any insurances at any reduction or deviation from the rates, terms or conditions specified therefor by the Company, and shall adhere strictly to the rates and forms promulgated and filed by the Company.

     F. Transact business in contravention of the rules and regulations of any Insurance Department and/or other governmental authorities having jurisdiction of the subject matters of this Agreement; all instruction issued by the Company; and the applicable laws of any jurisdiction concerned.

     G. Hold himself out as an agent of the Company in any other manner, or for any other purpose than is specifically contained in this Agreement.

     H.   Waive premium payment.

     I.   Withhold any monies or property of the Company.

     J.   Offer or pay any rebate of premium.

     K. Negotiate or place any reinsurance on behalf of Company or any insurance company represented by Company whether such reinsurance is elective or required by the Underwriting Guidelines.

     L. Bind coverage subsequent to effective date without prior written approval of Company, except during the fifteen (15) day period after the coverage effective date but only if the insured has warranted in writing that there are no known losses and if the Company has given its prior written approval.

     M. Effect or authorize a flat cancellation without prior written approval of Company. In the event of such flat cancellation, the General Agent shall document the existence of substituted coverage or other reasons why Company has no liability for payment of loss while coverage was in force.

     N. Reinstate policies or certificates cancelled by Company for other than non-payment of premium without the prior written approval of Company.

     O. Assign or delegate its rights and duties hereunder or to appoint sub-agents for Company without prior written approval of Company.

     P. Endorse checks payable to Company or any insurance company represented by Company.

     Q. Bind coverage hereunder if the General Agent is aware that the risk was previously declined or cancelled by any office of the Company, its affiliates or subsidiaries without disclosing such prior declination or cancellation to the Company.

8. CLAIMS AUTHORITY:

     A. Except as may otherwise be authorized in an Addendum to this Agreement, the General Agent shall have no authority to investigate, defend, approve or deny any claim made against the Company or an insurance company represented by the Company or under any policy issued pursuant to this Agreement and the General Agent shall have no authority to assign an adjuster or attorney to investigate or defend any claims.

     B. The General Agent agrees to give Company prompt written notice of any claim, demand, action, suit or proceeding raised, brought, threatened, made or commenced against the Company or an insurance company represented by Company that relates to any matter to which the provisions of this Agreement shall apply.

     C. The General Agent agrees to send to office designated by Company copies of all binders, policies, endorsements and evidence of cancellations to be reviewed by the Company within thirty (30) days of the effective date of such binder, policy, endorsement or cancellation.

9. ERRORS AND OMISSIONS AND FIDELITY BOND:

     The General Agent warrants that it now has and shall maintain during the term of this Agreement insurance coverage for Errors and Omissions Liability in an amount not less than Five million dollars ($5,000,000) for any one event or occurrence and in an amount not less than Five million dollars ($5,000,000) in the aggregate, with a deductible not to exceed Fifty Thousand Dollars ($50,000). The Company shall receive a Certificate of Insurance in its name containing the following provision: The Company shall receive thirty (30) days written notice of any change, cancellation or other termination of this Policy.

     General Agent shall provide the Company with a Fidelity Bond covering all operations, employees and subcontractors servicing the business of this Agreement, in an amount and on a form and with a deductible satisfactory to the Company. General Agent shall provide a certificate for the Fidelity Bond with the same provision as provided for the Errors and Omissions Coverage. The General Agent shall, if so requested by the Company, provide Company with a clean, irrevocable, evergreen Letter of Credit from a bank acceptable to the Company (in place of the Fidelity Bond, if the General Agent is unable or unwilling to provide same.)

10. ADVERTISING AND REPRESENTATION:

     The General Agent shall use no advertising material, prospectus, proposal, or representation, either in general or in relation to a particular policy of the Company, or use the Company's name or the name of its affiliates or member companies, or associated companies unless furnished by the Company or until the consent of the Company thereto in writing shall have first been secured. Such approval shall not in any event be construed as charging or binding the Company to bear any part of the cost or expenses thereof. The General Agent shall not issue or circulate any illustration, circular, statement or memorandum of any sort misrepresenting the terms, benefits, or advantages of any policy issued by the Company or make any misleading statement as to the financial security of the Company.

11. RULES AND REGULATIONS:

     The General Agent shall comply with and be bound by all of the underwriting guides, rules, bulletins, manuals or other written instructions issued by the Company now in force or as they hereafter may be amended or supplemented, and all applicable laws and regulations of the appropriate jurisdiction.

12. LICENSING AND COUNTER SIGNATURE REQUIREMENTS:

     The General Agent warrants that it now has and shall maintain during the term of this Agreement the license or licenses necessary to place the business described in this Agreement. In the event the General Agent will comply with licensing laws by utilizing the license of a principal, director, officer, or employee, then the General Agent promises, warrants and guarantees that the licensee will comply with all requirements of this Agreement and specifically with this Paragraph. The General Agent is responsible for all damages, penalties, fines and liabilities incurred by said parties and for which the Company is responsible to the same extent as if the applicable license was held directly by the General Agent. In the event that any license the General Agent utilizes to fulfill the requirements of this Agreement expires, terminates or is suspended for any reason, this Agreement terminates automatically with respect to the jurisdictions(s) to which the license(s) applied, and the Company may avail itself of any rights provided under the paragraph entitled "Termination."

     The General Agent shall be responsible to assure that all business is properly countersigned. The General Agent shall be responsible for and pay any necessary countersignature expense. The Company shall not be responsible for payment of any countersignature expense.

13. PREMIUMS:

     A. The General Agent agrees to pay the Company all premiums on behalf of Company, whether or not collected by the General Agent from insureds. The General Agent does not possess the funds for any other reason. All such premiums received by the General Agent pursuant to this Agreement shall be held by the General Agent in a fiduciary capacity as trustee for the Company. The privilege of taking commissions from premium monies received by the General Agent shall not be construed as an alteration of this fiduciary capacity.

     B. All monies received on behalf of the Company shall be promptly deposited in a fiduciary account in a bank which is a member of the Federal Reserve System, and shall be invested in the following types of accounts and/or instruments and no other: demand accounts, time accounts, certificates of deposit and U.S. Treasury instruments, all subject to the Company's approval. General Agent will cooperate with Company if Company attempts to perfect a security interest in the account and/or instrument. The General Agent shall not commingle any premium monies collected pursuant to this Agreement with any operating fund or funds held by the General Agent in any other capacity. The General Agent must procure and maintain a separate fiduciary account or accounts dedicated to funds held for policies written for the Company and its affiliates. The General Agent may retain any interest or income earned from such investments. Withdrawals from bank accounts must be in accordance with the laws of the various states and this Agreement. The net amounts due to Company shall be forwarded to Company, as described in this Agreement.

     C. The General Agent shall submit all binders, policies, endorsements and cancellations within fifteen (15) days of the effective date of the binder, policy, or endorsement, or cancellations, respectively.

     D. The General Agent shall submit a detailed and itemized monthly Account Current to the Company of all premiums written and adjustments made (whether additional or return premiums) with respect to all business and transactions effective in that month no later than the fifteenth
          (15th) day of the subsequent month. For example, binders, policies, monthly reports and endorsements effective in the month of December are to be reported no later than January 15. However, the Company shall have the privilege, exercisable at its option, of revising the Account Current for any errors.

     E. Premiums on each binder, policy or transaction are due within forty-five (45) days of the end of the month in which the binder, policy or transaction was effective. Additional premiums developed by adjustments or audits are due within forty-five (45) days of the date of the billing by Company to the General Agent.

     F. The General Agent agrees to provide Company with all pertinent statistical information as requested by Company in the form required by Company.

     G. The General Agent shall be responsible for conducting a quality assurance program for all premium, accounting and statistical reports and all policy transactions to assure compliance with all terms of this Agreement and reconciliation procedures.

     H. If the General Agent is delinquent in either accounting for or payment of monies due to the Company, then the Company may, by written notice to the General Agent, suspend or modify any of the provisions of this Agreement or terminate this Agreement in accordance with the provisions of Section 20 herein.

     I. The Company may offset any amounts due from the General Agent under this Agreement or any other against any amounts Company holds which are due to the General Agent under this Agreement or any other.

14. BOOKS. ACCOUNTS. AND RECORDS:

     The General Agent shall keep complete and accurate records of the business transacted under this Agreement, including but not limited to all policy and premium records during the term of this Agreement and for a period of seven (7) years thereafter and shall forward to the Company such reports of said business as the Company may prescribe. The General Agent shall be responsible for retaining all policy and premium records on behalf of the Company in hard copy form, microfilm and/or any other generally accepted information storage medium, as well as in any reasonable back-up form requested by the Company for the period described above. The Company shall have the right to examine said books, files and records at any time during normal business hours on the premises of the General Agent and may make copies of such records as it may deem necessary at its sole cost and expense. All books, accounts, or other documents relating to the business of the Company are the property of Company; however, the General Agent may retain copies of such books, accounts or other documents as it deems necessary.

     The provisions of this Section, which are binding upon the parties subsequent to the termination of this Agreement, shall survive such termination until all obligations are finally discharged.

     In the event of termination of this Agreement, the General Agent shall forward to the Company all supplies and policy files pertaining to the terminated Underwriting Program and shall return all unused policy forms with an accounting of all such policies provided to the General Agent. At the option of the Company, the General Agent may handle to conclusion the run-off of any administrative duties on policies.

15. CURRENCY:

     Unless otherwise specified in the Addenda to this Agreement, all transactions will be reported and paid in U. S. dollars.

16. EXPENSES:

     The General Agent shall be responsible for all expenses incurred by the General Agent in the performance of its obligation under this Agreement including but not limited to rentals, transportation facilities, remuneration of clerks, solicitors or other employees, postage, advertising, city license fees, and all other agency expenses of whatever nature. The conduct by the General Agent of its business shall be its own sole cost, credit, risk, and expense.

     The General Agent shall not charge or commit the Company to any expense, agreement, payment, debt or obligation other than the insurance expressly described in the Addenda hereto which the General Agent is authorized to write.

17. SUPPLIES:

     The ownership of all books, supplies, undelivered policies, or other property furnished by the Company to the General Agent shall be vested in the Company, and these shall be delivered to the Company or its authorized representatives immediately upon the termination or cancellation of this Agreement or at any time upon the request of the Company. The General Agent agrees, without expense to the Company, to surrender the same peaceably. The General Agent has no authority to release blank policy, certificate supplies , executed or unexecuted legal agreements involving the Company, or any of the Company's policy documentation to sub-brokers or sub-agents, or any other entities, without the Company's prior express written consent. The General Agent must keep a policy register and all voided policies must be returned to the Company every thirty (30) days.

18. COMPANY'S RIGHT TO CANCEL AND NON-RENEW:

     The Company shall have the right at any time to cancel or non-renew all policies or contracts of insurance issued by the General Agent under this Agreement in accordance with the applicable state insurance regulations. Furthermore, the Company reserves the right to withdraw authority from the General Agent to solicit, bind, or write one or more particular lines or classes of insurance and to decline to accept any particular risk or class of risk, by written notice to the General Agent, and by advance written notice if possible and permissible by applicable law or regulation.

19. COMPENSATION:

     Subject to the provisions hereof, the General Agent's sole remuneration for all services that the General Agent may perform for the Company shall be its commissions at the rates set forth on the attached Addendum. Unless otherwise agreed, such commissions include the complete compensation to the General Agent for its services hereunder. The General Agent is responsible for all expenses in connection with solicitation of insurance or performance of any duties or obligations of the General Agent, all countersignature fees and commissions, all commissions to sub-producers and any other expenses of the General Agent, such as rent, office upkeep, salaries, promotional and advertising expenses and traveling expenses.

     In the event of policy cancellation or endorsement resulting in a premium return to a policy-holder, the General Agent shall be responsible for refunding to Company the entire amount of any commission paid or allowed on the returned premium, including commissions to sub-producers.

     Notwithstanding any provision in this Agreement to the contrary, no commissions shall be payable to the General Agent subsequent to the termination of this Agreement if the General Agent or any of its principals shall commit any act of fraud, malfeasance or non-feasance in the performance of any duties imposed under the terms of this Agreement, withhold or misappropriate any monies or other property of the Company, its policy holders or applicants, or induce any policy holder of the Company to cancel or otherwise terminate a policy issued by the Company hereunder.

     If the Company shall become liable for the return of any premiums for any reason whatever, the General Agent shall repay to the Company the total amount of compensation previously paid or allowed to the General Agent on such premiums.

     IT IS FURTHER AGREED that the Company shall have a lien against commissions or other compensation due or to become due hereunder to the extent of any indebtedness of the General Agent to the Company and the Company may at any time offset the amount of any such indebtedness against such commissions or other compensation due to the General Agent.

     No commissions, rights or interests of the General Agent arising from this Agreement shall be subject to assignment without the prior written consent of the Company. Any such assignment shall be subject to the prior lien of the Company for any indebtedness to the Company that may be due or become due from the General Agent.

     In the event of the delinquency by the General Agent in either accounting or payment of monies due the Company, the Company may, notwithstanding the provisions regarding the termination of this Agreement by notice to the General Agent, suspend General Agent's authority to write any new or renewal business during such delinquency.

20. TERMINATION:

     Either party hereto shall have the right at any and all times to terminate this Agreement by written notice specifying the effective date of termination, which shall be not less than thirty (30) days thereafter, such notice to be by certified mail,return receipt requested, to the other party at its address hereinafter set forth. Any such termination shall not affect the rights and obligations of the parties hereto as to transactions, acts, or things done by either party prior to the effective date of termination.

     This Agreement shall terminate automatically in the event that reinsurance purchased by the Company, which the Company considers to be an integral part of the underwriting program, has been restricted or cancelled by the reinsurers, in which event, the date of the restriction or cancellation shall become the termination date of this Agreement.

     This Agreement shall terminate automatically in the event that the Company, in its sole discretion, determines that the General Agent has not acted in compliance with the Underwriting Guidelines or rules of the Company or the insurance companies that it represents, in connection with the underwriting program involved. This Agreement may be cancelled by the Company at its option upon the breach, non-performance, or violation by the General Agent or any person for whom the General Agent may be responsible, of any provision, term or condition hereof, with at least ten (10) days' prior written notice by Certified Mail to the General Agent. The Company may, at its option, permit the General Agent to cure such breach, non-performance, or violation within ten (10) business days after receipt of written notice from the Company or, where the cure period would take longer, to commence to cure within five (5) business days and shall continue in good faith to cure thereafter. The Company shall not, however, be required to so permit the General Agent. This Agreement may be terminated immediately in the event that the General Agent shall have committed an illegal or fraudulent act. Furthermore, this Agreement shall terminate automatically if the General Agent becomes insolvent or bankrupt or commits an act of bankruptcy or makes an assignment for the benefit of creditors.

     This Agreement shall also terminate automatically upon the effective date of the sale, transfer or merger of the General Agent's business. Further, this Agreement shall terminate automatically if the General Agent knowingly violates any provision of this Agreement. For purposes of this Section, minor clerical errors or insubstantial monetary amounts shall be disregarded by the Company.

     In addition, this Agreement may be terminated automatically:

     (i) If the General Agent induces cancellations of policies issued by the Company;

     (ii) Upon the dissolution of the General Agent's Partnership or Corporate form;

     (iii) If the General Agent loses the endorsement of the association(s) representing insureds under this program.

     Upon termination of this Agreement, unless otherwise stipulated by the Company, the General Agent shall account to the Company for all premiums or other transactions unaccounted for at the time of termination or arising thereafter with respect to insurance covered by this Agreement.

     If this Agreement is terminated and the General Agent has paid to the Company all monies owing thereto, the expirations on business written pursuant to this Agreement shall remain the property of the General Agent. If the General Agent is in default on the payment of monies to the Company under their terms of this Agreement for any reason, any and all expirations of other business shall become the property of the Company upon the termination of this Agreement. The General Agent shall not receive commissions on premiums which the General Agent fails to collect and which the Company collects; however, the General Agent shall receive credit for the premium collected in their mutual account.

     Notwithstanding the provisions of Section 28 of this Agreement, all termination provisions of this Agreement are subject to the laws of the jurisdiction applicable to this termination.

     After the effective date of termination of this Agreement, the General Agent shall neither issue any new policies nor bind any new insurance on behalf of the Company, nor extend, renew or increase the Company's liability on any existing policy or binder, but at the Company's option and except as aforesaid, all of the General Agent's powers and authorities and all of the rights and obligations of the parties hereto, including the collection of the premiums and the accounting of premiums and commissions and settling of all balances, shall remain in full force and effect until all liabilities of the Company under the policies issued by the General Agent hereunder are finally discharged.

21. FINANCING OF PREMIUMS:

     The General Agent shall forward to the Company immediately upon receipt, or upon the General Agent's knowledge thereof, all correspondence or notices with relation to the financing or proposed financing of premiums by any policy-holder. The General Agent shall not accept premium financing on policies for which the premium is provisional, deposit, minimum, or otherwise adjustable.

     The General Agent is not and shall not hold itself out as the agent of the Company for the purpose of obtaining premium financing.

     The Company reserves the right to refund premiums directly to the premium finance company upon cancellation of a policy(ies). The General Agent agrees to procure the agreement of any sub-producer to Company's action. The General Agent shall refund applicable commission to the premium finance company in the event of a cancellation of a policy(ies).

     Premium finance company must agree, and General Agent agrees to procure any sub-producer's consent, to:

     (A) Directly notify Company in writing if premium finance company cancels a policy(ies); and

     (B) Acknowledge that Company is under no duty to reinstate a policy(ies) if the policy(ies) is cancelled.

General Agent also agrees to:

     (1) Notify Company in writing if General Agent desires to reinstate a policy(ies) that has been cancelled; and

     (2) Remain responsible as provided in the Paragraph entitled "Premium" for collecting the gross written premium of any financed policy(ies) regardless of the financing of premium.

     The provisions of this Section, which are binding upon the parties subsequent to the termination of this Agreement, shall survive such termination until all obligations are finally discharged.

22. INDEMNIFICATION:

     The General Agent agrees to indemnify and save the Company, its affiliates and subsidiaries and their officers, directors, and employees harmless from any damage and against any liability for loss, cost, expenses, fines, penalties, including punitive or exemplary damages and all costs of defense resulting from:
(i) any act, error or omission, whether intentional or unintentional, by the General Agent and its officers, directors, employees, and its sub-producers, related to or which arise out of the business covered by this Agreement, or (ii) any obligation, act or transaction created or performed by the General Agent in violation of, in excess of, and/or in contravention of the power and authority of the General Agent as set forth in this Agreement; except to the extent that any such loss was caused or contributed to by the Company.

     Provided the General Agent is in material compliance with all terms and conditions of this Agreement and further provided the General Agent shall not have caused or contributed to the making or a claim on one or more policy(ies) of insurance which the General Agent has issued and/or bound, then the Company agrees to indemnify and save the General Agent, its affiliates and subsidiaries and their officers, directors and employees harmless from any damage and against any liability for loss, cost, expenses, fines, penalties, including punitive or exemplary damages and all costs of defense resulting from: (i) any act, error or omission, whether intentional or unintentional, by the Company and its officers, directors and employees related to or which arise out of the business covered by this Agreement, or (ii) any obligation, act or transaction created or performed by the Company in violation of, in excess of, and/or in contravention of the power and authority of the Company as set forth in this Agreement; except to the extent that any such loss was caused or contributed to by the General Agent.

     The Company shall choose defense counsel for all lawsuits hereunder and defend itself. The Company shall decide in its sole opinion whether claims or lawsuits shall be settled.

23. ASSIGNMENT:

     No assignment of this Agreement, or of any commissions or fees hereunder shall be valid unless authorized in advance in writing by the Company. Every assignment shall be subject to any indebtedness and obligation of the General Agent that may be due or become due at any time.

24. AMENDMENT:

     The Company shall have the exclusive right to amend this Agreement or any of its provisions or terms of compensation by written notice to said effect, but such amendments shall not affect any rights accruing or compensation or commissions earned prior thereto. This Agreement cannot be amended by any subsequent practices or courses of dealing by the parties inconsistent herewith. No oral agreement or representation concerning this Agreement or the General Agent's relationship to the Company shall be binding on the Company. Any amendment to this Agreement must be in writing and signed by an officer of the Company, and by an officer of the General Agent.

25. NOTICE:

     All notices required or permitted to be given hereunder shall be in writing and shall be given as follows:

     A.   If given by the Company:

          Mailed by certified mail to the General Agent at its address as shown herein, or to such other address as the General Agent may have previously specified to the Company in writing; or

     B.   If given by the General Agent:

          Mailed by certified mail, to the Company's office as above specified and copy to National Union Fire Insurance Company of Pittsburgh, Pa.; Corporate Law Department, 70 Pine Street, New York, New York 10270. With a copy to AIG Risk Management, Inc. 110 William Street, New York, New York 10038, Attention: General Counsel.

26. SERVICE OF PROCESS:

     In the event any legal process or notice is served on the General Agent in a suit or proceeding against the Company, the General Agent shall forthwith forward such process or notice to the Company, at 70 Pine Street (Corporate Law Department), City of New York, County of New York, State of New York 10270, by Registered Mail, Attention: General Counsel, with copies to AIG Risk Management, Inc. (Legal Department) 110 William Street, New York, N.Y. 10038, Attention:
General Counsel.

27. WAIVER:

     No waiver or modification of this Agreement shall be effective unless it be in writing and signed by a duly authorized officer of the Company and by a duly authorized officer of the General Agent. The failure of the Company to enforce any provision of this Agreement shall not constitute a waiver by the Company of any such provision. The past waiver of a provision by the Company shall not constitute a course of conduct or a waiver in the future of that same provision.

28. CHOICE OF LAWS, VENUE, JURISDICTION:

     The laws of New York shall govern all matters concerning the validity, performance, and interpretation, of this Agreement. The Venue for any action in law or equity between the parties shall be designated exclusively as the Supreme Court of the State of New York, County of New York. The parties consent to the jurisdiction of the Supreme Court of the State of New York for any action between the parties in law or equity.

29. DIVISIBILITY:

     If any separable provision hereof shall be held to be invalid, or unenforceable under the laws of Insurance Department regulations now or hereafter in effect in the jurisdiction governing this Agreement, such invalidity or unenforceability shall not affect any other provisions hereof.

30. REGULATORY NOTICES:

     The General Agent shall forward promptly to the Company all correspondence pertaining to this Agreement received from any government regulatory agency.

31. MERGER:

     This instrument with Addenda attached embraces the entire Agreement between the parties and supersedes all previous Agreements entered into between the parties hereto, and any prior statements, agreements or representations between the parties are merged herein.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in duplicate.

              INSURANCE COMPANY(IES) SUBSCRIBING TO THIS AGREEMENT

          In New York, New York, this 16th day of August, 1993.

 AIU INSURANCE COMPANY                     THE INSURANCE COMPANY OF THE
                                           STATE OF PENNSYLVANIA

 Name: /s/                                 Name: /s/
      ----------------------------               ------------------------------
 Title: VICE PRESIDENT                     Title: VICE PRESIDENT
      ----------------------------               ------------------------------
 Address: 70 Pine Street                   Address: 70 Pine Street
          New York, NY 10270                        New York, NY 10270


                             FOR THE GENERAL AGENT

and in N. Miami, FL, this 12th day of August, 1993.

                                            PREFERRED EMPLOYERS GROUP, INC.

                                            Name: /s/ Howard Odzer
                                                  -----------------------------
                                            Title: President
                                                  -----------------------------
                                            Address: 1125 N.E. 125TH STREET
                                                     Suite 301
                                                     North Miami, FL 33161

                       ** Confidential Treatment Requested


                                   ADDENDUM A

     This Addendum A is made a part of, and is subject to the conditions of the General Agency Agreement effective Jan 1 1993 between the Insurance Companies Subscribing Hereto (hereinafter collectively referred to as "the Company") and PREFERRED EMPLOYERS GROUP, INC. (hereinafter referred to as the "General Agent".)

Issuing Company(ies):         The Insurance Company of the State of
                              Pennsylvania/AIU Insurance Company

A. The General Agent shall bind and write the following lines of business, at the commission rates shown herein, for the Burger King/Fast Food/McDonald's Programs, in accordance with the Underwriting Guidelines, rules, manuals and instructions of the Company to General Agent, as follows:


               Line of Business              Commission
               ----------------              ----------
               Workers' Compensation           10.50%


     It is agreed and understood that the Territory within which the General Agent shall operate is: Continental U.S.

     The General Agent shall deduct and retain commission on net written premiums written and collected hereunder. For the purpose of this Agreement, net written premiums means gross premiums written less cancellation and return premiums.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum in duplicate.

               INSURANCE COMPANIES SUBSCRIBING TO THIS AGREEMENT


In New York, New York, this 16th day of August, 1993.

                              THE INSURANCE COMPANY OF THE
                              STATE OF PENNSYLVANIA

                              Name: /s/
                                   ------------------------------
                              Title: VICE PRESIDENT
                                    ------------------------------
                              Address: 70 Pine Street
                                       New York, NY 10270



                              AIU INSURANCE COMPANY


                              Name: /s/
                                  ----------------------------
                              Title: VICE PRESIDENT
                                  ----------------------------
                              Address: 70 Pine Street
                                       New York, NY 10270

                             FOR THE GENERAL AGENT

and in N. Miami, FL, this 12th day of August, 1993.

                                            PREFERRED EMPLOYERS GROUP, INC.

                                            Name: /s/ Howard Odzer
                                                  -----------------------------
                                            Title: President
                                                  -----------------------------
                                            Address: 1125 N.E. 125TH STREET
                                                     Suite 301
                                                     North Miami, FL 33161

                       ** Confidential Treatment Requested


                                   ADDENDUM B

     This Addendum B is made a part of, is an addition to, and is subject to the conditions of the General Agency Agreement effective January 1, 1993 between the Insurance Companies subscribing hereto (hereinafter collectively referred to as "the Company") and PREFERRED EMPLOYERS GROUP, INC. (hereinafter referred to as the "General Agent".)

          Issuing Company(ies):    The Insurance Company of the State of
                                   Pennsylvania/AIU Insurance Company

1. Effective as of May 1, 1995, the General Agent shall bind and write the following lines of business, at the commission rates shown herein, for The Food Merchants Fund Program, in accordance with the Underwriting Guidelines, rules, manuals and instructions of the Company to General Agent, as follows:


                    Lines of Business        Commission
                    -----------------        ----------
                    Workers' Compensation      12.50%
                    Employers' Liability       12.50%


     It is agreed and understood that the Territory within which the General Agent shall operate is: Continental U.S.

     The General Agent shall deduct and retain commission on net written premiums written and collected hereunder. For the purpose of this Agreement, net written premiums means gross premiums written less cancellation and return premiums.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum in duplicate.

               INSURANCE COMPANIES SUBSCRIBING TO THIS AGREEMENT

In New York, New York, this 22nd day of Nov., 1995.

                              THE INSURANCE COMPANY OF THE
                              STATE OF PENNSYLVANIA

                              Name: /s/  Barbara Wegler
                                   ------------------------------
                              Title: A.V.P.
                                    ------------------------------
                              Address: 70 Pine Street
                                       New York, NY 10270



                              AIU INSURANCE COMPANY


                              Name: /s/  Barbara Wegler
                                  ----------------------------
                              Title: A.V.P.
                                  ----------------------------
                              Address: 70 Pine Street
                                       New York, NY 10270

                             FOR THE GENERAL AGENT

and in  Miami, FL, this 15th day of November, 1995.

                                            PREFERRED EMPLOYERS GROUP, INC.

                                            Name: /s/ Howard Odzer
                                                  -----------------------------
                                            Title: President
                                                  -----------------------------
                                            Address: 1125 N.E. 125TH STREET
                                                     Suite 301
                                                     North Miami, FL 33161